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                    Amendment to Articles of Incorporation
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                            ARTICLES OF AMENDMENT
                                    TO THE
                          ARTICLES OF lNCORPORATION
                                      OF
                          DCC COMPACT CLASSICS, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:      The name of the Corporation is DCC Compact Classics, Inc.

SECOND:     The   following  amendment  to  the  Articles of  Incorporation  was adapted on November 22, 1996, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below;

            No  shares  have  been  issued  or  Directors  elected  - Action  by
-----       Incorporators

-----       No shares have been issued but Directors elected-Action by Directors

            Such  amendment  was adopted by the board of directors  where shares
-----       have been Issued and shareholder action was not required.

  X         Such amendment was adopted by a vote of the shareholders, The number
-----       of shares voted for the amendment was sufficient for approval.

THIRD: Upon the filing of these Articles of Amendment to the Articles of Incorporation, all Issued and outstanding shares of Common Stock of the Corporation held by each holder of record on October 23,1996 shall be automatically combined at a rate of one for three (1:3). No fractional share or scrip representing a fractional share will be issued upon the Reverse Stock Split. Fractional shares of .5 of Common Stock will be rounded up to the next highest share, and fractional interest of less than .5 of Common Stock will be reduced down to the next nearest share Any shareholder whose aggregate shareholding is reduced. to a fraction of one (1) share will receive one (1) share of New Common Stock.

      IN  WITNESS  WHEREOF,   the  undersigned   being  the  President  of  this
Corporation has executed these Articles of Amendment as of the l0th day of December, 1996.
                                    DCC COMPACT CLASSICS, INC.

                                     /s/Marshall Blonstein
                                    ---------------------------------
                                    By: Marshall Blonstein, President
ATTEST
 /s/Marcia McGovern
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Marcia McGovern, Secretary